UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On January 30, 2017, BTCS Inc. (the “Company”) received 24,000,000 shares of Common Stock for cancelation for no consideration (the “Escrow Shares”). The Escrow Shares were placed in escrow by Charles Allen our Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, our Chief Operating Officer and corporate secretary (collectively, the “Principal Stockholders”) pursuant a securities escrow agreement dated February 19, 2016 (the “Securities Escrow Agreement”).

Pursuant to the Securities Escrow Agreement and for the benefit of the Company’s public shareholders the Principal Stockholders voluntarily agreed to place stock certificates representing the Escrow Shares into escrow. The Company failed to list the Company’s Common Stock on a national securities exchange on or before December 31, 2016 and failed to consummated the merger with Spondoolies-Tech Ltd. on or before December 31, 2016. The escrow agent returned the shares to the Company for cancelation for no consideration.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: January 30, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer